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                                                                  EXHIBIT 5

                                 BAKER & DANIELS
       300 NORTH MERIDIAN STREET, SUITE 2700, INDIANAPOLIS, INDIANA 46204
                       (317) 237-0300. FAX (317) 237-1000

July 23, 1999

Interactive Intelligence, Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268

Ladies and Gentlemen:

         We have examined the corporate records and proceedings of Interactive Intelligence, Inc., an Indiana corporation (the "Company"), with respect to: (a) the organization of the Company and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the shares (including the shares to cover an over-allotment option) of Common Stock, $0.01 par value per share, of the Company ("Common Stock") to be offered for sale by the Company and a selling stockholder under the Company's Registration Statement on Form S-1 (Registration No. 333-79509) (the "Registration Statement"), in connection with which this opinion is given.

          Based on such examination, we are of the opinion that:

          1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

          2. The Company is authorized to have outstanding 100,000,000 shares of Common Stock.

          3. The shares of Common Stock being offered by the selling stockholder pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

          4. The shares of Common Stock being offered by the Company pursuant to the Registration Statement are validly authorized and, when the Registration Statement shall have become effective and the authorized but unissued shares of Common Stock being offered by the Company pursuant thereto have been sold upon the terms and conditions described in the Registration Statement and set forth in the Purchase Agreement filed as an exhibit to the Registration Statement, all of such shares will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Yours very truly,

                                 BAKER & DANIELS